Exhibit 10.16.1

FIRST MODIFICATION TO LOAN AND SECURITY AGREEMENT

     This First Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ENERGY RECOVERY, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of March 27, 2008, at San Jose, California.
RECITALS
     This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:
     Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated March 27, 2008. The Loan and Security Agreement shall be referred to herein as the “Agreement.”
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.
AGREEMENT
     1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.
     2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.
          (a) Section 1.36 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “1.36 ‘Warranty Letter of Credit’ shall mean a standby letter of credit which is issued or caused to be issued by Bank to support the obligations of Borrower with respect to a Warranty or a standby letter of credit which by its terms becomes a Warranty Letter of Credit.”
          (b) Section 4.10 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “4.10 Intentionally Deleted.”
          (c) The first sentence of Section 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “6.4 Borrower shall keep the Inventory only at the following locations: See
     Schedule 6.4 attached hereto.”
          (d) Clause r. of Section 6.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

     “r. Borrower shall not without Bank’s prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds Seven Hundred Fifty Thousand Dollars ($750,000) in any fiscal year.”
          (e) Clauses b. and c. of Section 6.16 of the Agreement are hereby deleted in their entirety and replaced with the following:
     “b. Borrower shall deliver to Bank within thirty (30) days after the end of each quarter, company prepared balance sheets, statements of cash flow, and profit and loss statements covering Borrower’s operations; deliver to Bank as soon as available and in any event no later than 30 days before the beginning of the next fiscal year of Borrower, a annual financial projections of the Borrower that includes balance sheets, income statements, cash flow statements, a statement of underlying assumptions for the upcoming fiscal year, which projections shall be in form and content approved by Borrower’s board of directors; deliver to Bank within one hundred eighty (180) days after the end of each of Borrower’s fiscal years annual statements of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet, statements of cash flow, and profit and loss statement audited by independent certified public accountants acceptable to Bank in accordance with generally accepted accounting principles consistently applied (which such statements shall not be qualified as to the scope of review or as to the status of Borrower as a going concern, and shall state that such financial statements fairly present, in all material respects, the financial position of Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated); and together with each delivery of the annual and quarterly financial statements required by this Section 6.16 b., furnish to Bank a certificate of its chief executive officer or financial officer setting forth Borrower’s compliance with the financial covenants set forth in Section 6.17 of this Agreement; and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.
     c. In addition to the financial statements requested above, Borrower agrees to provide Bank within fifteen (15) days after the end of each month, unless otherwise provided below (in form and content satisfactory to Bank) the following schedules:
(1)	Accounts Receivable Agings

(2)	Accounts Payable Agings

(3)	Inventory Reports, within fifteen (15) days after the end of each quarter.”
          (f) Section 6.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

     “6.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a quarterly basis, except as noted below:
a.	an Adjusted Quick Ratio of not less than .85 to 1.00

b.	a Debt-to-Tangible Effective Net Worth of not more than 1.25 to 1.00.

c.	a minimum rolling four quarter pre-tax income of at least:
i.	$5,000,000 for the quarters ending March 31, 2008, June 30, 2008 and September 30, 2008, and

ii.	$7,000,000 for the quarter ending December 31, 2008 and at all times thereafter.
All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower’s assets for all purposes hereunder.”
          (g) Clause q. of Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “q. if there shall occur a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of Borrower, who did not have such power before such transaction.”
          (h) Schedule 6.4 attached hereto is inserted into the Agreement immediately following the existing Schedule of Permitted Liens.
          (i) The Equipment Rider attached to the Agreement is hereby deleted in its entirety and replaced with the Equipment Rider attached hereto.
     3. Recertification of Authority. Borrower certifies to Bank that:
     (a) the Restated Certification of Incorporation and Bylaws of Borrower delivered to Bank on or about December 1, 2005 remain in full force and effect and have not been amended, rescinded or repealed in any respect;
     (b) the Corporate Resolutions and Incumbency Certification of Borrower delivered to Bank dated on or as of March 7, 2008 remain in full force and effect and the officers shown on such Incumbency Certification as officers authorized to execute and deliver to Bank documents in connection with loan financings: (i) continue to hold, and be duly appointed to, the offices indicated thereon; and (ii) continue to be duly authorized to execute and deliver to Bank this Modification and any and all documents necessary to evidence indebtedness and obligations of Borrower to Bank; and

          (c) Borrower is in good standing in the State of Delaware and under each jurisdiction in which it is authorized to do business, including the State of California.
     4. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.
     5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.
     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

ENERGY RECOVERY, INC.		COMERICA BANK

By:	/s/ Tom Willardson	By:	/s/ Darren Santos

Its:	CFO	Its:	Corporate Banking Officer-Western Market

By:	TOM WILLARDSON

Its:	CHIEF FINANCIAL OFFICER

SCHEDULE 6.4
INVENTORY LOCATIONS

ADDRESS	OWNER/MORTGAGEE

1908 Doolittle Drive, San Leandro, California 94577 2661 Avarado, San Leandro, CA 94577	2101 Williams Associates, LLC Bob Legallet 1404 Griffith, San Francisco, CA

433 Hegenberger Road, Oakland, CA	Steve Moriarty Bergman, Inc. 39560 Stevenson Place Fremont, CA

Ribera Del Loira 46 Campo De Las Naciones 28042 Madrid, Spain	Regus Puerta De Las Naciones Ribera Del Loira 46 28042 Madrid, Spain